Exhibit 5.3

Lloyds Banking Group plc 25 Gresham Street London EC2V 7HN	CMS Cameron McKenna Nabarro Olswang LLP Saltire Court 20 Castle Terrace Edinburgh EH1 2EN DX 553001 EDINBURGH LP 2 EDINBURGH 6 T +44 131 228 8000 F +44 131 228 8888 www.cms-cmno.com

3 June 2019
Your ref
Our ref - STPH/EDN/LLO015.00071

Ladies and Gentlemen

We have acted as Solicitors in Scotland for Lloyds Banking Group plc (the Company) in connection with the registration under the US Securities Act of 1933, as amended (the Securities Act), of Ordinary Shares of the Company (the Ordinary Shares),

pursuant to a registration statement on Form F-3 (the Registration Statement) to be filed by the Company under the Securities Act with the Securities and Exchange Commission on 3 June 2019.

The Registration Statement specifies that the Ordinary Shares are being registered in connection with issuances from time to time of Ordinary Shares which are either independent or made following the mandatory conversion of capital securities issued by the Company under the Registration Statement (or under registration statements previously filed with the the Securities and Exchange Commission which have expired).

We have examined the Registration Statement, the prospectus included therein, and resolutions passed by (i) the shareholders of the Company in general meeting on 30 May 2018, and (ii) the Board of Directors of the Company on 28 November 2018. In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein.

Based upon the foregoing, we are of the opinion that so far as the law of Scotland at the date hereof is concerned:

(a)	the Company is duly incorporated and not in liquidation under the laws of Scotland; and

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CMS Cameron McKenna Nabarro Olswang LLP is a limited liability partnership registered in England and Wales with registration number OC310335. It is a body corporate which uses the word “partner” to refer to a member, or an employee or consultant with equivalent standing and qualifications. It is authorised and regulated by the Solicitors Regulation Authority of England and Wales with SRA number 423370. A list of members and their professional qualifications is open to inspection at the registered office, Cannon Place, 78 Cannon Street, London EC4N 6AF. Members are either solicitors or registered foreign lawyers. VAT registration number: 974 899 925. Further information about the firm can be found at cms.law

CMS Cameron McKenna Nabarro Olswang LLP is a member of CMS Legal Services EEIG (CMS EEIG), a European Economic Interest Grouping that coordinates an organisation of independent law firms. CMS EEIG provides no client services. Such services are solely provided by CMS EEIG’s member firms in their respective jurisdictions. CMS EEIG and each of its member firms are separate and legally distinct entities, and no such entity has any authority to bind any other. CMS EEIG and each member firm are liable only for their own acts or omissions and not those of each other. The brand name “CMS” and the term “firm” are used to refer to some or all of the member firms or their offices. Further information can be found at www.cmslegal.com

Notice: the firm does not accept service by e-mail of court proceedings, other processes or formal notices of any kind without specific prior written agreement.

(b)	the Ordinary Shares, when issued by the Company, will, upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith (including the creation (if necessary) of new Ordinary Shares by the Company in general meeting, and the authorisation (if necessary) of the allotment of Ordinary Shares, or the grant of rights to subscribe for or convert any other security into Ordinary Shares, by the Company in general meeting), and assuming the issue price or conversion price of the shares is not less than the nominal value thereof and is fully paid, or credited as fully paid, on issue, be duly authorised and validly issued and fully paid and will not be subject to further call or contribution under the laws of Scotland.

We hereby consent (i) to the use of our name in the prospectus forming a part of the Registration Statement in the forms and contexts in which it appears, (ii) to the filing of this opinion as an exhibit to the Registration Statement, and (iii) to the incorporation of this opinion and consent in a registration statement filed pursuant to Rule 462(b) of the Securities Act.

Yours faithfully

/s/ Stephen Phillips

Partner, for and on behalf of CMS Cameron McKenna Nabarro Olswang LLP

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